EXHIBIT 10.3


                                  AMENDMENT TO
                            THE CARNIVAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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      Carnival Corporation  Supplemental  Executive Retirement Plan (the "Plan")
is hereby amended as follows effective, January 1, 2006 (deletions in square brackets, additions in all capital letters):

1. The last paragraph of Section 5.1(B) is amended to read as follows:

Notwithstanding the foregoing, if a Participant elects his distribution to be made or commenced in accordance with paragraph (3) above, and such date falls before the Participant's Termination of Employment, the Participant's distribution shall be made or commenced in accordance with paragraph (1) above. Notwithstanding the foregoing, subject to the approval of the Company, a Participant may change his form and timing election applicable to his benefit, provided that such request to change is made at least twelve (12) consecutive months prior to the date on which such distribution would have otherwise been made on or commenced. SOLELY WITH RESPECT TO AMOUNTS ACCRUED UNDER THE PLAN WHICH ARE SUBJECT TO CODE SECTION 409A (GENERALLY, AMOUNTS ACCRUED ON AND AFTER JANUARY 1, 2005) THE REQUEST FOR CHANGE IN TIMING OF THE PAYMENT SHALL BE DEFERRED FOR A PERIOD OF NOT LESS THAN 5 YEARS FROM THE DATE SUCH PAYMENT WOULD OTHERWISE HAVE BEEN PAID (OR, IN THE CASE OF INSTALLMENT PAYMENTS, 5 YEARS FROM THE DATE THE FIRST AMOUNT WAS SCHEDULED TO BE PAID). If a Participant dies before commencement of distribution of Participant's Benefits under the Plan, such Benefits shall be paid in a lump sum to the Participant's Beneficiary, using the same actuarial assumptions as in the Retirement Plan. If a Participant dies after commencement of distribution of his or her Benefits under the Plan, the Participant's Benefits shall be paid to the Participant's Beneficiary in accordance with the Participant's election.

2. Section 5.3 of the Plan is amended to read as follows:

Tax Withholding. SUBJECT TO THE REQUIREMENTS OF CODE SECTION 409A AND RELATED OFFICIAL GUIDANCE AND [To] TO the extent required by the law in effect at the time benefits are distributed pursuant to this Section 5, the Company shall withhold any taxes required by the federal or any state or local government from payments made hereunder.

3. Section 8.1 of the Plan is amended to read as follows:

Plan Amendment. The Plan may be amended or otherwise modified by the Board OR ITS DELEGATE, in whole or in part, provided that no amendment or modification shall divest any Participant of any amount previously earned under Section 3.1. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY AMENDMENT OR MODIFICATION BE MADE IN A MANNER THAT IS INCONSISTENT WITH THE REQUIREMENTS UNDER SECTION 409A OF THE CODE, NOR SHALL ANY AMENDMENT, MODIFICATION OR OTHER ACT OR EXERCISE BE EFFECTIVE WHICH INVOLVES AN UNINTENTIONAL MATERIAL MODIFICATION (WITHIN THE MEANING OF CODE SECTION 409A AND RELATED OFFICIAL GUIDANCE) WITH RESPECT TO CODE SECTION 409A GRANDFATHERED FUNDS (GENERALLY, AMOUNTS DEFERRED BEFORE JANUARY 1, 2005).